                          [ERNST & YOUNG LETTERHEAD]








                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-28546) pertaining to the Viking Financial Security Plan of our report dated April 28, 1994, with respect to the financial statements and supplemental schedules of the Viking Financial Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


                                       ERNST & YOUNG



June 27, 1994